UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2026

Fermi Inc.

(Exact name of registrant as specified in its charter)

Texas	001-42888	33-3560468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 S. Taylor St., Suite 301 Amarillo, TX	79101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 894-7855

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FRMI	The Nasdaq Stock Market LLC
Common Stock, $0.001 par value	FRMI	The London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Director Changes

On April 19, 2026, the board of directors (the “Board”) of Fermi Inc. (the “Company”) appointed Jeffrey S. Stein as a new member of the Board, effective as of April 19, 2026. Mr. Stein will serve as a Class II director of the Company, with an initial term expiring at the Company’s 2027 annual meeting, or until his earlier resignation, death or removal. Miles Everson will serve as a Class III director of the Company, with an initial term expiring at the Company’s 2028 annual meeting, or until his earlier resignation, death or removal.

Mr. Stein is currently Co-Founder and Managing Partner of Breakpoint Advisory Partners LLC, a boutique corporate advisory and investment banking firm that provides consulting services to companies navigating complex transactions and strategic transformations, a role he has held since April 2025.  From January 2010 to March 2025, Mr. Stein was a Founder and Managing Partner of Stein Advisors LLC, a financial advisory firm that provided consulting services to public and private companies and institutional investors. Mr. Stein is an accomplished corporate executive and director, including leadership and committee positions, of both public and private companies.  Mr. Stein has served as an Executive Chairman, Chief Executive Officer, and as a director on audit, compensation, corporate governance, finance, and risk committees.  Mr. Stein has been engaged as an executive and director to support companies navigating a variety of strategic matters, including complex contract negotiations, capital structure and performance optimization, and regulatory oversight.

Mr. Stein has served as Chairman of the Board of Octave Specialty Group, Inc. since January 2015, and as a director since May 2013.  Mr. Stein previously served as a director on the boards of Sunnova Energy International Inc. from April 2025 to November 2025, Vertex Energy, Inc. from August 2024 to January 2025, Rite Aid Corporation from July 2023 to September 2024, Troika Media Group, Inc. from November 2022 to March 2024, Aearo Technologies LLC from June 2022 to May 2024, GWG Holdings Inc. from June 2022 to July 2023, Intelsat Connect Finance S.A. from March 2020 to February 2022, NMC Health plc from April 2020 to September 2020, Westmoreland Coal Company from August 2016 to March 2019, and Dynegy Inc. from October 2012 to April 2018.

The Board has not approved any compensation for Mr. Stein in connection with his appointment. If and when the Company enters into any material compensatory arrangement with Mr. Stein in connection with his appointment, the Company will file an amendment to this Current Report on Form 8-K to disclose the material terms thereof, as required by Item 5.02(e) of Form 8-K.

There are no arrangements or understandings between Mr. Stein and any other person pursuant to which Mr. Stein was appointed as a director of the Company. Mr. Stein does not have a family relationship with any director or executive officer of the Company (or any person nominated or chosen by the Company to become a director or executive officer of the Company) or a direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Departure of Chief Financial Officer

Effective April 19, 2026, Miles Everson resigned from his position as Chief Financial Officer (“CFO”) and Secretary of the Company and is no longer an officer or employee of the Company or any of its subsidiaries as of such date. For purposes of the Employment Agreement by and between the Company and Mr. Everson, dated September 30, 2025, Mr. Everson’s resignation was without “Good Reason.” The Company is evaluating a candidate to serve as interim CFO with an announcement expected in the coming week. As previously reported, Mr. Everson has been elected to the Board as a result of the exercise of director designation rights held by the Melissa A. Neugebauer 2020 Trust.

Item 7.01 Regulation FD

On April 20, 2026, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FERMI INC.

Date: April 20, 2026	By:	/s/ George Wentz
	Name:	George Wentz
	Title:	General Counsel

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